                      WEATHERWISE USA, LLC
                        Income Statement
                  Period Ended March 31, 1998
  (expressed in millions, rounded to hundred thousands of dollars)
               (Unaudited, subject to adjustment)

                                                                                                        Quarter
                                                                                                        -------
 Revenues                                                                                       $ 0.2
                                                                                                     -----
 Operating expenses
  Selling, general and administrative                               0.5
  Consulting                                                        0.1
  Other                                                             0.1
                                                                                                     -----
                   Total operating expenses                                                            0.7
                                                                                                     -----
 Net loss                                                         $(0.5)
                                                                                                     =====